UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 18, 2018 (June 14, 2018)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 East Columbia Street, Evansville, Indiana 47715
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (812) 867-6471

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2018 Annual Meeting of Shareholders on June 14, 2018.  The following is a summary of the matters voted on at the meeting, as described in detail in the 2018 Proxy Statement, and the voting results for each matter.
1.	The three nominees for director were elected to serve three-year terms expiring at the 2021 annual meeting of shareholders and until their successors are elected and have qualified, as follows:
Nominee	For	Against	Abstain	Broker Non-Votes
Kent A. Kleeberger	12,155,949	2,569,464	1,766	575,711
Joseph W. Wood	12,183,040	2,524,168	19,971	575,711
Charles B. Tomm	14,539,268	167,940	19,971	575,711
2.	By the following vote, the shareholders approved the advisory (non-binding) vote on the compensation paid to the Company's named executive officers:
For	Against	Abstain	Broker Non-Votes
14,436,438	260,777	29,964	575,711
3.	The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2018 was ratified by the following shareholder vote:
For	Against	Abstain	Broker Non-Votes
15,147,782	154,772	336	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.

Dated: June 18, 2018	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President,
Chief Operating and Financial Officer and Treasurer